EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania

We consent to the use of our reports included herein and to the references to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                            /s/ Rudolph, Palitz LLP
                                                -------------------------------
                                                Rudolph, Palitz, LLP



Plymouth Meeting, Pennsylvania
February 12, 1997